Exhibit 99.1

For investor information contact:

Heidi Flannery, Investor Relations

(510) 743-1718

investor@volterra.com

Volterra Announces Financial Results and Acquisition of Element Energy

FREMONT, Calif., January 22, 2013 — Volterra Semiconductor Corporation (Nasdaq: VLTR), a leading provider of high-performance analog and mixed-signal power management semiconductors, today reported financial results for its fourth quarter and fiscal year ended December 31, 2012.

Net revenue for the fourth quarter of 2012 was $40.3 million, a 4% increase over net revenue of $38.8 million for the fourth quarter of 2011, and a 4% decrease from net revenue of $42.1 million for the third quarter of 2012. GAAP net income was $4.6 million, or $0.18 per share (diluted), for the fourth quarter of 2012, a 20% decrease from GAAP net income of $5.7 million, or $0.22 per share (diluted), for the fourth quarter of 2011 and a 25% decrease from GAAP net income of $6.1 million, or $0.23 per share (diluted), for the third quarter of 2012.

Volterra also reported net income and basic and diluted net income per share on a non-GAAP basis. Non-GAAP net income excludes the effect of stock-based compensation expense. Non-GAAP net income was $7.1 million, or $0.28 per share (diluted), for the fourth quarter of 2012, a 9% decrease from non-GAAP net income of $7.8 million, or $0.30 per share (diluted), for the fourth quarter of 2011 and a 18% decrease from non-GAAP net income of $8.7 million, or $0.33 per share (diluted), for the third quarter of 2012.

For the full year 2012, Volterra reported annual net revenue of $168.0 million. GAAP net income was $22.8 million, or $0.86 per share (diluted), for the fiscal year ended December 31, 2012, compared to GAAP net income of $20.6 million, or $0.79 per share (diluted), for the fiscal year ended December 31, 2011. Non-GAAP net income was $32.9 million, or $1.24 per share (diluted), for the fiscal year ended December 31, 2012, compared to non-GAAP net income of $28.9 million, or $1.10 per share (diluted), for the fiscal year ended December 31, 2011.

“I am proud to report Volterra’s twelfth consecutive year of revenue growth and our ninth consecutive profitable year,” said Volterra President and CEO Jeff Staszak. “I am also pleased to announce that Volterra has acquired Element Energy, a startup with technology that significantly improves the performance, lifetime, reliability and cost of large battery packs used in a wide range of applications including stationary and renewable energy storage and hybrid and electric vehicles.”

Earnings Conference Call

Volterra will be conducting a conference call today at 2:30 p.m. (PST). To access the conference call, investors can dial (877) 941-0844 approximately ten minutes prior to the initiation of the teleconference. International and local participants can dial (480) 629-9835. Investors should reference Volterra. A digital replay of the conference call will be available until midnight on

Tuesday, January 29, 2013. To access the replay, investors should dial (800) 406-7325 or (303) 590-3030 and enter access code 4588519#. A webcast of the conference call also will be available from the Investors section of the Company’s website at: http://www.volterra.com until midnight on Tuesday, February 19, 2013.

About Volterra Semiconductor Corporation

Volterra Semiconductor Corporation, headquartered in Fremont, CA, designs, develops, and markets leading edge silicon solutions for low-voltage power delivery. The Company’s product portfolio is focused on advanced switching regulators for the computer, datacom, storage, and portable markets. Volterra operates as a fabless semiconductor company utilizing world-class foundries for silicon supply. The Company is focused on creating products with high intellectual property content that match specific customer needs. For more information, please visit http://www.volterra.com.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•

it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•

it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s management reports and uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as restructuring charges; and (iii) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as restructuring charges.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP net income to non-GAAP net income is included in the financial statements portion of this release and at the Investors section of our website at www.volterra.com. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. Volterra does not provide a non-GAAP reconciliation for non-GAAP estimates on a forward-looking basis, as it believes it is unable to provide a meaningful or accurate calculation or estimation of stock based compensation or other special items without unreasonable effort.

Volterra is a trademark of Volterra Semiconductor Corporation and is registered in certain jurisdictions. All other names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements:

This press release regarding financial results for the fiscal year and quarter ended December 31, 2012 contains forward-looking statements based on current expectations of Volterra. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Volterra but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks related to our ability to maintain revenue growth or other financial results; risks related to our dependence on a limited number of customers; risks related to the limited markets we operate in and the limited number of products we sell; risks related to the quality of our products or the management of our inventory; risks related to our relationship with our vendors and contractors; intellectual property litigation risk; and other factors detailed in our filings with the Securities and Exchange Commission, including the annual report on Form 10-K filed on March 6, 2012 and the quarterly report on Form 10-Q filed on November 1, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Volterra undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenue	$40,259	$38,776	$168,043	$155,986
Cost of revenue *	17,193	16,165	71,064	66,468

Gross margin	23,066	22,611	96,979	89,518

Operating expenses:
Research and development *	10,896	9,720	43,253	37,383
Selling, general and administrative *	6,726	6,602	26,939	26,646
Litigation	690	711	3,473	4,679

Total operating expenses	18,312	17,033	73,665	68,708

Income from operations	4,754	5,578	23,314	20,810
Non-operating expense (income), net	54	(91)	33	58

Income before income taxes	4,700	5,669	23,281	20,752
Income tax expense (benefit)	125	(15)	434	108

Net income	$4,575	$5,684	$22,847	$20,644

Net income per share:
Basic	$0.18	$0.23	$0.90	$0.84

Diluted	$0.18	$0.22	$0.86	$0.79

Weighted average shares outstanding:
Basic	25,112	24,712	25,266	24,654

Diluted	25,912	26,148	26,556	26,163

* Includes stock-based compensation expense as follows:
Cost of revenue	$180	$198	$776	$769
Research and development	1,193	899	4,318	3,368
Selling, general, and administrative	1,178	1,014	4,946	4,096

Total stock-based compensation expense	$2,551	$2,111	$10,040	$8,233

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31, 2012
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$23,066	$(180)	$23,246
Gross margin %	57.3%	-0.4%	57.7%
Operating expenses:
Research and development	$10,896	$1,193	$9,703
Selling, general and administrative	6,726	1,178	5,548
Litigation	690	—	690

Total operating expenses	$18,312	$2,371	$15,941
Income from operations	$4,754	$(2,551)	$7,305
Operating margin %	11.8%	-6.3%	18.1%
Net income	$4,575	$(2,551)	$7,126
Diluted net income per share	$0.18	$(0.10)	$0.28

	Three Months Ended December 31, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$22,611	$(198)	$22,809
Gross margin %	58.3%	-0.5%	58.8%
Operating expenses:
Research and development	$9,720	$899	$8,821
Selling, general and administrative	6,602	1,014	5,588
Litigation	711	—	711

Total operating expenses	$17,033	$1,913	$15,120
Income from operations	$5,578	$(2,111)	$7,689
Operating margin %	14.4%	-5.4%	19.8%
Net income	$5,684	$(2,111)	$7,795
Diluted net income per share	$0.22	$(0.08)	$0.30

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Twelve Months Ended December 31, 2012
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$96,979	$(776)	$97,755
Gross margin %	57.7%	-0.5%	58.2%
Operating expenses:
Research and development	$43,253	$4,318	$38,935
Selling, general and administrative	26,939	4,946	21,993
Litigation	3,473	—	3,473

Total operating expenses	$73,665	$9,264	$64,401
Income from operations	$23,314	$(10,040)	$33,354
Operating margin %	13.9%	-5.9%	19.8%
Net income	$22,847	$(10,040)	$32,887
Diluted net income per share	$0.86	$(0.38)	$1.24

	Twelve Months Ended December 31, 2011
	GAAP	Effect of Stock-based Compensation	Non-GAAP
Gross margin	$89,518	$(769)	$90,287
Gross margin %	57.4%	-0.5%	57.9%
Operating expenses:
Research and development	$37,383	$3,368	$34,015
Selling, general and administrative	26,646	4,096	22,550
Litigation	4,679	—	4,679

Total operating expenses	$68,708	$7,464	$61,244
Income from operations	$20,810	$(8,233)	$29,043
Operating margin %	13.3%	-5.3%	18.6%
Net income	$20,644	$(8,233)	$28,877
Diluted net income per share	$0.79	$(0.31)	$1.10

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2012	September 30, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$150,364	$142,683	$126,733
Accounts receivable, net	24,487	24,329	22,399
Inventories	18,719	20,192	14,687
Prepaid expenses and other current assets	3,103	3,173	2,933

Total current assets	196,673	190,377	166,752
Property and equipment, net	11,013	10,813	7,905
Other assets	6,121	265	1,059

Total assets	$213,807	$201,455	$175,716

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,073	$6,522	$5,643
Accrued liabilities	13,974	9,499	8,299

Total current liabilities	21,047	16,021	13,942
Lease incentives	150	197	339
Other long-term liabilities	3,411	2,402	2,214

Total liabilities	24,608	18,620	16,495

Stockholders’ equity:
Common stock	29	29	28
Additional paid-in capital	174,056	170,213	152,644
Retained earnings	66,053	61,478	43,206
Treasury stock	(50,939)	(48,885)	(36,657)

Total stockholders’ equity	189,199	182,835	159,221

Total liabilities and stockholders’ equity	$213,807	$201,455	$175,716

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

(In thousands)

(Unaudited)

	Q4 2012	Q3 2012	Q4 2011
Selected Cash Flow Information:
Depreciation	$934	$886	$792
Capital spending	$(1,702)	$(2,439)	$(774)
Stock repurchase program	$(2,054)	$(10,234)	$(2,877)
Proceeds from sales of shares to employees	$1,334	$1,309	$3,785
Stock Buyback:
Shares repurchased	94	436	140
Cumulative shares repurchased	4,873	4,779	4,275